Exhibit 23
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TO THE BOARD OF DIRECTORS
CARLYLE GOLF, INC.:

We consent to incorporation by reference in the registration statement (No. 33-88178) on Form S-8 of Carlyle Golf, Inc. of our report dated December 20, 1996, relating to the balance sheets of Carlyle Golf, Inc. as of October 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the October 31, 1996, annual report on Form 10-KSB of Carlyle Golf, Inc.

                          /s/KPMG Peat Marwick LLP
                            KPMG Peat Marwick LLP


Denver, Colorado
January 17, 1997